EXHIBIT 99.4




March 27, 2002


Quest Diagnostics Incorporated
One Malcolm Avenue
Teterboro, New Jersey  07608

Attention:  Joseph P. Manory,
            Vice President, Treasurer

Re:      $550,000,000 Bridge Loan Facility


Ladies and Gentlemen:

You have advised us that Quest Diagnostics Incorporated ("Quest") intends, through a wholly-owned subsidiary, to (i) acquire all of the outstanding common stock of the public company previously identified by Quest to Bank of America and ML with the code name "Mozart" (the "Target") in either a one-step or two-step transaction (the "Acquisition"), (ii) in connection with the consummation of the Acquisition, refinance the existing senior indebtedness of the Target (the "Refinancing") and (iii) in connection with the consummation of the Acquisition, tender for all outstanding high yield notes of the Target (the "Note Tender"). You have advised us that the sum required to consummate the Acquisition, the Refinancing and the Note Tender (including payment of transaction fees and expenses in an estimated amount of $55 million but excluding the value of the stock issued in connection therewith) is approximately $550 million. The Acquisition, the Refinancing, the Note Tender and the payment of transaction fees and expenses in connection therewith are collectively referred to herein as the "Transaction".

You have advised us that up to $550 million in senior bridge financing will be required to finance the Transaction and that no other external debt financing other than such senior bridge financing will be required in connection with the Transaction. You have further advised us that in connection with the Transaction, Quest will issue up to $700 million of its own stock to existing shareholders of the Target.

In connection with the foregoing, and upon and subject to the terms and conditions of this letter and the Summary of Terms and Conditions attached hereto as Schedule I (the "Summary of Terms"), Bank of America, N.A. ("Bank of America") is pleased to offer its commitment to lend up to $275,000,000 and Merrill Lynch Capital Corporation ("ML") is pleased to offer its commitment to lend up to $275,000,000 toward a $550 million senior bridge facility to Quest (the "Bridge Loan Facility").

Bank of America will act as sole and exclusive Administrative Agent for the Bridge Loan Facility and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill") will act as Syndication Agent for the Bridge Loan Facility (collectively, the "Agents"). Banc of America Securities LLC ("BAS") and Merrill will act as Co-Lead Arrangers and Joint Book Managers (collectively, the "Co-Lead Arrangers") for the Bridge Loan Facility. No additional agents, co-agents, book managers or arrangers will be appointed and no other titles will be awarded without our consent.

Quest Diagnostics Incorporated
Commitment Letter
March 27, 2002
Page 2


BAS, in consultation with Merrill and you, intends to commence syndication efforts promptly, and you agree to actively assist BAS in achieving a syndication of the Bridge Loan Facility that is satisfactory to you and us; provided that it is the intent of the Co-Lead Arrangers that they will only syndicate the Bridge Loan Facility to co-managers of the Note Offering (as defined below) for the first 90 days following the closing of the Bridge Loan Facility (it being understood that this provision does not prevent BAS and Merrill from proceeding with the syndication of the Five Year Term Loan (as defined below)). Such assistance shall include (a) your providing and causing your advisors to provide us and the other financial institutions we identify (the "Lenders"), upon request and on a confidential basis, with all information reasonably deemed necessary by us to complete syndication; (b) if needed, assistance in the preparation of an Offering Memorandum (which shall be acceptable to you) to be used in connection with the syndication; (c) your using commercially reasonable efforts to ensure that the syndication efforts benefit materially from your existing lending relationships; and (d) otherwise assisting us in our syndication efforts, including by making senior management and advisors of Quest and its subsidiaries reasonably available from time to time to attend and make presentations regarding the business and prospects of Quest and its subsidiaries, as appropriate, at a reasonable number of meetings of prospective Lenders.

It is understood and agreed that BAS, in consultation with Merrill and you, will manage and control all aspects of the syndication, including decisions as to the selection of proposed Lenders reasonably acceptable to you and any titles offered to proposed Lenders, when commitments will be accepted and the final allocations of the commitments among the Lenders. It is understood that no Lender participating in the Bridge Loan Facility will receive compensation from you in order to obtain its commitment, except on the terms contained herein, in the Summary of Terms and in the Fee Letter (defined below). It is also understood and agreed among all the parties hereto that any syndication of the Bridge Loan Facility will reduce the commitments of Bank of America and ML hereunder on a pro rata basis.

The commitments of Bank of America and ML hereunder and the agreement of the Co-Lead Arrangers to provide the services described herein are subject to the agreement in the preceding paragraph and the satisfaction of each of the following conditions precedent in a manner acceptable to us in our reasonable discretion: (a) satisfaction in all material respects of each of the terms and conditions set forth herein and in the Summary of Terms; (b) satisfaction of each of the terms and conditions set forth in that certain fee letter dated as of the date hereof among Bank of America, ML, the Co-Lead Arrangers and Quest (the "Fee Letter"); (c) our satisfaction that prior to and during the syndication of the Bridge Loan Facility there shall be no competing offering, placement or arrangement of any bank financing by or on behalf of Quest or any of its subsidiaries other than with respect to your receivables financing program and with respect to the Five Year Term Loan (as defined below); (d) the negotiation, execution and delivery of definitive documentation for the Bridge Loan Facility consistent with the Summary of Terms; (e) since the date hereof, no material adverse change in or material disruption of conditions in the financial, banking or capital markets which we, in our reasonable discretion, deem material in connection with the syndication of the Bridge Loan Facility shall have occurred and be continuing; (f) no development or event shall have occurred since December 31, 2001 that has had or is reasonably likely to have a material adverse effect on the business, financial position or results of operations of (i) Quest and its consolidated subsidiaries taken as a whole or
(ii) to Quest and its consolidated subsidiaries giving effect to the acquisition of the Target; and (g) our not becoming aware after the date hereof of any information or other matter which in our judgment is inconsistent in a material and adverse manner taken as a whole

Quest Diagnostics Incorporated
Commitment Letter
March 27, 2002
Page 3


with any information or other matter disclosed to us prior to the date hereof (in which case we may, in our sole discretion, suggest alternative financing amounts or structures that ensure adequate protection for the Lenders or terminate this letter and any commitment or undertaking hereunder).

You hereby represent, warrant and covenant that (a) all information taken as a whole (excluding information of a general economic nature), other than Projections (defined below), which has been or is hereafter made available to us or the Lenders by you or any of your representatives in connection with the transactions contemplated hereby (the "Information") is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading, and (b) all financial projections concerning Quest and its subsidiaries that have been or are hereafter made available to us or the Lenders by you or any of your representatives (the "Projections") have been or will be prepared in good faith based upon assumptions you believe at the time to be reasonable. You agree to furnish with such Information and Projections as we may reasonably request and to supplement the Information and the Projections from time to time until the closing date for the Bridge Loan Facility so that the representation, warranty and covenant in the preceding sentence is correct on such closing date. You understand that in arranging and syndicating the Bridge Loan Facility, Bank of America, ML and the Co-Lead Arrangers will be using and relying on the Information and the Projections without independent verification thereof.

By acceptance of this offer, Quest agrees to pay all reasonable due diligence and legal expenses incurred before the date hereof and all reasonable out-of-pocket fees and expenses (including reasonable attorneys' fees and expenses and due diligence expenses) incurred after the date hereof by us in connection with the Bridge Loan Facility and the syndication thereof.

You agree to indemnify and hold harmless Bank of America, ML, the Co-Lead Arrangers, each Lender and each of their respective affiliates and their respective directors, officers, agents and employees (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, and costs and expenses of any kind arising out of or relating to this letter or the transactions contemplated hereby, the Bridge Loan Facility, the use of loan proceeds or the commitments, including without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigation, administrative, or judicial proceeding (whether or not such Indemnitee shall be a designated party thereto); provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined in a final non-appealable judgment by a court of competent jurisdiction. No Indemnitee shall be liable (i) for any action taken by it or not taken by it in the absence of its own gross negligence or willful misconduct, including any action or inaction in connection with the use by others of Information or other materials obtained through the internet, Intralinks or other similar information transmission systems in connection with the Bridge Loan Facility or (ii) for any special, consequential, punitive, or indirect damages. This indemnification and limitation of liability shall survive and continue for the benefit of the Indemnitees at all times after Quest's acceptance of this letter agreement, notwithstanding any failure of the Bridge Loan Facility to close.

The terms of this letter, the Summary of Terms and the Fee Letter are confidential and, except for disclosure on a confidential basis to our and your respective accountants, attorneys and other professional advisors retained in connection with the Bridge Loan Facility or as may be required by law, rule or

Quest Diagnostics Incorporated
Commitment Letter
March 27, 2002
Page 4


regulation or regulatory authority may not be disclosed by any party hereto in whole or in part to any other person or entity without the prior written consent of each other party hereto; provided, however, that it is understood and agreed that you may disclose the terms of this letter and the Summary of Terms (but not the Fee Letter) (i) on a confidential basis to the board of directors and advisors of the Target in connection with their consideration of the Acquisition and (ii) after your acceptance hereof, in filings with the SEC and other applicable regulatory authorities, and in proxy and other materials disseminated to stockholders. In connection with and for the purposes of services and transactions contemplated hereby, you agree that Bank of America, ML and the Co-Lead Arrangers are permitted to access, use and share with any of their bank or non-bank affiliates, agents, advisors (legal or otherwise) or representatives or with any potential lenders in connection with the syndication of the Bridge Loan Facility on a confidential basis, any information concerning Quest and its subsidiaries related to this financing that is or may come into the possession of Bank of America, ML, the Co-Lead Arrangers or any of such affiliates.

It is understood and agreed by all parties hereto that the Bridge Loan Facility shall be refinanced by Quest as soon as possible following the closing thereof. In connection therewith, Quest agrees in good faith to take all such action as may be necessary to refinance or repay the entire amount of the funding under the Bridge Loan Facility as soon as possible after the closing thereof, including, without limitation, with the proceeds of (a) a five year term loan, as set forth in that certain commitment letter among Quest, Bank of America, ML and the Co-Lead Arrangers dated as of the date hereof ( the "Five Year Term Loan") and (b) a note offering as set forth in that certain engagement letter among Quest and the joint book managers party thereto dated as of the date hereof (the "Note Offering"). BAS and ML agree to use all reasonable efforts to assist Quest in refinancing the Bridge Loan Facility as soon as possible and to arrange the most favorable refinancing practical.

The provisions of the immediately preceding four paragraphs shall remain in full force and effect notwithstanding the termination of this letter or any commitment or undertaking hereunder and regardless of whether any definitive documentation for the Bridge Loan Facility shall be executed.

Quest should be aware that Bank of America, ML and the Co-Lead Arrangers and/or one or more of their affiliates may be providing financing or other services to parties whose interests may conflict with the Borrower's interests. Consistent with the longstanding policies of Bank of America, ML and the Co-Lead Arrangers to hold in confidence the affairs of their customers, neither Bank of America, ML nor the Co-Lead Arrangers nor any of their affiliates will furnish confidential information obtained from Quest to any of their other customers. Furthermore, neither Bank of America, ML nor the Co-Lead Arrangers nor any of their affiliates will make available to Quest confidential information that Bank of America, ML or the Co-Lead Arrangers obtained from any other customer.

This letter and the Fee Letter shall be governed by the laws of the State of New York. This letter, together with the Summary of Terms and the Fee Letter, are the only agreements that have been entered into among us with respect to the Bridge Loan Facility and set forth the entire understanding of the parties with respect thereto. This letter may be modified or amended only by the written agreement of all of us. This letter is not assignable by Quest without our prior written consent and is intended to be solely for the benefit of the parties hereto and the Indemnified Parties.

Quest Diagnostics Incorporated
Commitment Letter
March 27, 2002
Page 5


This offer will expire at 5:00 p.m. Eastern Standard Time on April 2, 2002 unless you execute this letter and the Fee Letter and return them to us prior to that time (which may be by facsimile transmission), whereupon this letter and the Fee Letter (each of which may be signed in one or more counterparts) shall become binding agreements. Thereafter, this undertaking and commitment will expire on August 1, 2002 unless definitive documentation for the Bridge Loan Facility is executed and delivered prior to such date.

Quest Diagnostics Incorporated
Commitment Letter
March 27, 2002
Page 6


We are pleased to have the opportunity to work with you in connection with this important financing.

Very truly yours,

BANK OF AMERICA, N.A.


By:    /s/ Philip S. Durand
       -------------------------------------

Name:  Philip S. Durand
       -------------------------------------

Title: Managing Director
       -------------------------------------


BANC OF AMERICA SECURITIES LLC


By:    /s/ Robert A. Schleusner
       -------------------------------------

Name:  Robert A. Schleusner
       -------------------------------------

Title: Vice President
       -------------------------------------

MERRILL LYNCH CAPITAL CORPORATION


By:    /s/ Sheila McGillicuddy
       -------------------------------------

Name:  Sheila McGillicuddy
       -------------------------------------

Title: Vice President
       -------------------------------------



MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


By:    /s/ Sheila McGillicuddy
       -------------------------------------

Name:  Sheila McGillicuddy
       -------------------------------------

Title: Director
       -------------------------------------

Accepted and Agreed to
as of April 1, 2002:
      -------------



QUEST DIAGNOSTICS INCORPORATED


By:    /s/ Joseph P. Manory
       -------------------------------------

Name:  Joseph P. Manory
       -------------------------------------

Title: Vice President, Treasurer
       -------------------------------------